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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                  _________________________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                  _________________________________________

                           NEWFIELD FINANCIAL TRUST I
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                          76-6141380
         (State of incorporation or organization)                   (I.R.S. Employer
                                                                    Identification No.)

                 C/O NEWFIELD EXPLORATION COMPANY
                 363 N. SAM HOUSTON PARKWAY E.
                 HOUSTON, TEXAS                                        77060
         (Address of principal executive offices)                      (Zip Code)

                  _________________________________________

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-59391 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                            Name of each exchange on which each class
         Title of each class to be so registered            is to be registered
         ---------------------------------------            -------------------
         6 1/2% Cumulative Quarterly Income                 New York Stock Exchange
         Convertible Preferred Securities, Series A
         (and the guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A (the "Preferred Securities") of Newfield Financial Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust and are guaranteed by Newfield Exploration Company ("Newfield"), to the extent set forth in the Guarantee Agreement described below by Newfield to First Union National Bank, as Guarantee Trustee (the "Guarantee"). A description of the Preferred Securities and the Guarantee is set forth in the Prospectus relating thereto included in the Registration Statement on Form S-3 of Newfield and the Trust (Registration No. 333-59391) filed with the Securities and Exchange Commission (the "Commission") on July 17, 1998, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on September 4, 1998 and declared effective by the Commission on September 4, 1998 (as amended, the "Registration Statement") under the captions "Description of the Preferred Securities" and "Description of the Guarantee" and in the Prospectus Supplement relating thereto dated July 30, 1999 filed with the Commission on August 2, 1999 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), under the captions "Description of the QUIPS" and "Description of the Guarantee," which descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such descriptions that are subsequently filed by Newfield or the Trust with the Commission as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby deemed to be incorporated by reference herein. Any statement or description incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement or description in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement or description.


ITEM 2.   EXHIBITS.


   Exhibit
    Number             Description of Exhibit                               Method of Filing
    ------             ----------------------                               ----------------
      1        Certificate of Trust of the Trust               Filed as Exhibit 4.11 to the Registration
                                                               Statement.

      2        Trust Agreement of the Trust                    Filed as Exhibit 4.12 to the Registration
                                                               Statement.
      3*       Form of Amended and Restated Trust              Filed as Exhibit 4.13 to the Registration
               Agreement of the Trust                          Statement.

      4*       Form of Junior Convertible Subordinated         Filed as Exhibit 4.19 to the Registration
               Indenture, between Newfield and First           Statement.
               Union National Bank, as Trustee




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
   Exhibit
    Number             Description of Exhibit                               Method of Filing
    ------             ----------------------                               ----------------
      5*       Form of 6 1/2% Junior Subordinated              Included in Exhibit 4.19 to the Registration
               Convertible Debenture, Series A                 Statement.
               (contained in Junior Convertible
               Subordinated Indenture)

      6*       Form of Preferred Securities Guarantee          Filed as Exhibit 4.23 to the Registration
                                                               Statement.
      7*       Form of Preferred Security (contained in        Included in Exhibit 4.13 to the Registration
               the Amended and Restated Trust Agreement)       Statement.



________________
* The final form of this exhibit will be filed with a Current Report on Form 8-K to be subsequently filed with the Commission by Newfield and is hereby deemed to be incorporated by reference herein.



                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NEWFIELD FINANCIAL TRUST I

                                        By Newfield Exploration Company,
                                           its Depositor


                                        By: /s/ Terry W. Rathert
                                           -------------------------------------
                                           Terry W. Rathert
                                           Vice President
                                           Planning and Administration

Date:   August 10, 1999





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